Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in this Amendment No. 1 to Registration Statement on Form S-3 of our report dated December 23, 2004, except for the restatement described in Note 1, for which the date is February 9, 2005, relating to the financial statements, which appears in URS Corporation’s Annual Report on Form 10-K/A for the year ended October 31, 2004. We also consent to the reference to us under the heading “Experts” in such Registration Statement.
/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
San Francisco, California
November 21, 2005